EXHIBIT 99.1
Houston, Texas
8 May 2007

FOR IMMEDIATE RELEASE

     ATWOOD OCEANICS, INC., Houston-based International Drilling Contractor, announced today that the Company earned net income of $31,757,000 or $1.01 per diluted share, on revenues of $94,262,000 for the quarter ended March 31, 2007, compared to net income of $15,629,000 or $.50 per diluted share, on revenues of $67,529,000 for the quarter ended March 31, 2006. For the six months ended March 31, 2007, the Company earned net income of $52,842,000 or $1.67 per diluted share, on revenues of $183,062,000 compared to net income of $30,152,000 or $.96 per diluted share, on revenues of $122,943,000 for the six months ended March 31, 2006.


                                      FOR THE THREE MONTHS ENDED MARCH 31,
                                       2007                       2006
                                 -----------------          ------------------

Revenues                             $ 94,262,000                $ 67,529,000
Income before Income Taxes             37,618,000                  18,318,000
Provision for Income Taxes             (5,861,000)                 (2,689,000)
Net Income                             31,757,000                  15,629,000
Earnings per Common Share -
      Basic                                  1.02                        0.51
      Diluted                                1.01                        0.50
Weighted Average Shares
   Outstanding -
      Basic                            31,148,000                  30,926,000
      Diluted                          31,577,000                  31,446,000


                                      FOR THE SIX MONTHS ENDED MARCH 31,
                                       2007                       2006
                                 -----------------          ------------------

Revenues                            $ 183,062,000               $ 122,943,000
Income before Income Taxes             62,081,000                  35,345,000
Provision for Income Taxes             (9,239,000)                 (5,193,000)
Net Income                             52,842,000                  30,152,000
Earnings per Common Share -
      Basic                                  1.70                        0.98
      Diluted                                1.67                        0.96
Weighted Average Shares
   Outstanding -
      Basic                            31,104,000                  30,832,000
      Diluted                          31,595,000                  31,327,000




                                                         Contact:  Jim Holland
                                                                (281) 749-7804